Exhibit 10.54
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT (the “Amendment”) to the Employment Agreement by and between Randy R. Quirk (the “Employee”) and Fidelity National Financial, Inc. (“FNF”), effective as of March 20, 2003 (the “Agreement”), is made effective as of June 8, 2006.
WITNESSETH THAT
     WHEREAS, FNF and the Employee are parties to the Agreement effective March 20, 2003 with a three year term expiring March 20, 2006 (the “Term”); and
     WHEREAS, FNF desires to assign its rights and obligations pursuant to this Agreement to Fidelity National Title Group, Inc. (“FNT”); and
     WHEREAS, FNT desires to accept such assignment; and
     WHEREAS, the Employee agrees to such assignment; and
     WHEREAS, Section 2 of the Agreement provides that the Term may be extended at any time upon mutual agreement of the parties; and
     WHEREAS, the parties desire to extend such Term through December 31, 2006.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, FNF, FNT and the Employee hereby agree as follows:
     1. FNF assigns all of its rights and obligations pursuant to this Agreement to FNT, FNT accepts such assignment and the Employee agrees to such assignment.
     2. All references to the “Company” shall be deemed to refer to “Fidelity National Title Group, Inc.”
     3. Section 1 of the Agreement shall be amended to read as follows:
“1. Employment and Duties. Subject to the terms and conditions of this Agreement, the Company employs the Employee to serve in an executive capacity as Chief Executive Officer. Employee accepts such employment and agrees to undertake and discharge the duties, functions and responsibilities commensurate with the aforesaid position. Employee also agrees to perform such responsibilities and duties for the Company’s affiliates as may be prescribed from time to time by the Board of Directors of the Company (the “Board”).”

     4. Section 2 of the Agreement shall be amended to read as follows:
“2. Term. The term of this Agreement shall commence on the Effective Date and end [December 31, 2006], subject to prior termination as set forth in Section 7, below (the “Term”). The Term may be extended at any time upon mutual agreement of the parties.”
     5. A new sentence shall be added to the end of paragraph (a) of Section 8 which shall read as follows:
“For purposes of this Agreement, no event or transaction which is entered into, is contemplated by, or occurs as a result of the Securities Exchange and Distribution Agreement to be entered into by and between Fidelity National Financial, Inc. and Fidelity National Title Group, Inc. or any related transactions thereto shall constitute a change in control of the Company.”
     6. Section 18 of the Agreement shall be amended to read as follows:
“18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Any litigation pertaining to this Agreement shall be adjudicated in courts located in Duval County, Florida.”
     7. Section 20 of the Agreement shall be amended to read as follows:
“20. Notices. Any notice, request, or instruction to be given hereunder shall be in writing and shall be deemed given when personally delivered or three (3) days after being sent by United States Certified Mail, postage prepaid, with Return Receipt Requested, to the parties at their respective addresses set forth below:
To the Company:
Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attention: General Counsel
To the Employee:
Raymond R. Quirk
c/o Fidelity National Title Group, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
     All provisions of the Agreement not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made by this Amendment.

This Amendment may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Employee has hereunto set his hand and FNF and FNT have caused this Amendment to be executed.

FIDELITY NATIONAL FINANCIAL, INC.		RANDY R. QUIRK

/s/ Alan L. Stinson		/s/ Raymond R. Quirk

By:	Alan L. Stinson
Title:	Executive Vice President and Chief Operating Officer

FIDELITY NATIONAL TITLE GROUP, INC.

/s/ Anthony J. Park

By:	Anthony J. Park
Title:	Executive Vice President and Chief Financial Officer

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